Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The 2003 Incentive Award Plan of Gen-Probe Incorporated of our reports dated February 23, 2011, with respect to the consolidated financial statements and schedule of Gen-Probe Incorporated and the effectiveness of internal control over financial reporting of Gen-Probe Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

July 29, 2011